Exhibit 10.1

VOTING And SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”), dated as of [________], 2026, is entered into by and among Chicago Atlantic Real Estate Finance, Inc., a Maryland corporation (the “Company”), and [•] (the “Stockholder”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Company, (ii) Chicago Atlantic BDC, Inc., a Maryland corporation (the “Acquiror”), (iii) solely for limited purposes, Chicago Atlantic BDC Advisers, LLC, a Delaware limited liability company (the “Acquiror Adviser”), and (iv) solely for limited purposes, Chicago Atlantic REIT Manager, LLC, a Delaware limited liability company (the “Company Manager”), are entering into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement), which provides for, among other things, the merger of the Company with and into the Acquiror (the “Merger”), with the Acquiror surviving the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, as of the date hereof, the Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) set forth opposite the Stockholder’s name on Schedule A hereto under the heading “Owned Shares,” being all of the shares of Company Common Stock owned of record or beneficially by the Stockholder as of the date hereof (the “Owned Shares”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Stockholder and the Company hereby agree as follows:

1. Agreement to Vote the Covered Shares. Beginning on the date hereof until the Termination Date (as defined below), at every meeting of stockholders of the Company, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, the Stockholder agrees to, and if applicable, to cause its controlled Affiliates to, affirmatively vote (including via proxy) or execute consents with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to) all of the Owned Shares, if any, and any additional shares of Company Common Stock acquired by the Stockholder after the date hereof and prior to the Termination Date (collectively, and together with the Owned Shares, if any, the “Covered Shares”) as follows: in favor of (i) the adoption of the Merger Agreement and approval of the Merger (including the Company BDC Election Matters and Company Merger Matters, and such other matters as are necessary for consummation of the Transactions), and (ii) the approval of any proposal to adjourn or postpone any meeting of stockholders of the Company to a later date if the Company proposes or requests such postponement or adjournment in accordance with the Merger Agreement, but, in each case, only to the extent that such Covered Shares are entitled to be voted on or consent to such proposal (clauses (i) and (ii) collectively, the “Supported Matters”). The Stockholder agrees to be present, in person or by proxy, at every meeting of stockholders of the Company, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, to vote on the Supported Matters (in the manner described in this Section 1) so that the Covered Shares, if any, will be counted for purposes of determining the presence of a quorum at such meeting, or otherwise cause the Covered Shares, if any, to be counted as present thereat for purposes of establishing a quorum, but, in each case, only if the Stockholder is the holder of Covered Shares as of the record date for the applicable meeting. For the avoidance of doubt, other than with respect to the Supported Matters, the Stockholder does not have any obligation to vote the Covered Shares in any particular manner and, with respect to such other matters (other than the Supported Matters), the Stockholder shall be entitled to vote the Covered Shares in its sole discretion.

2. Termination. This Agreement shall terminate automatically and without further action of the parties hereto upon the earliest to occur of: (a) the date that is fifteen (15) months from the date hereof, (b) the valid termination of the Merger Agreement in accordance with its terms or (c) the Merger Effective Time (such date, event or time, the “Termination Date”); provided, that the provisions set forth in Sections 7 through 23 hereof shall survive the termination of this Agreement; and provided, further, that the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party hereto for that party’s Willful and Material Breach of this Agreement that may have occurred on or before such termination. For the purpose hereof, “Willful and Material Breach” means, with respect to any covenant, representation, warranty or other agreement set forth in this Agreement, a material breach that is a consequence of an act or failure to act undertaken or omitted to be taken by the breaching party with the actual knowledge that the taking of such act or failure to take such act would, or would reasonably be expected to, cause, or constitute a breach of the relevant covenant, representation, warranty or other agreement.

3. Certain Covenants of the Stockholder.

a. Transfer Restrictions. Beginning on the date hereof until the Termination Date, the Stockholder hereby covenants and agrees that, except as expressly contemplated pursuant to this Agreement, the Stockholder shall not, directly or indirectly (a) tender any Covered Shares into any tender or exchange offer, (b) offer, sell, transfer, assign, exchange, pledge, hypothecate, encumber or otherwise dispose of (collectively, “Transfer”) or enter into any contract, option, agreement, understanding or other arrangement with respect to the Transfer of, any Covered Shares or beneficial ownership, voting power or any other interest thereof or therein (including by operation of law), (c) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares that is inconsistent with this Agreement, or (d) commit or agree to take any of the foregoing actions. Notwithstanding anything to the contrary in this Agreement, the Stockholder may Transfer any or all of the Covered Shares to any of the Stockholder’s Affiliates; provided, that, prior to and as a condition to the effectiveness of such Transfer, such transferee shall have executed and delivered to the Company a counterpart of this Agreement pursuant to which such transferee shall be bound by all of the terms and provisions of this Agreement. Any Transfer in violation of this Section 3(a) shall be void ab initio.

b. Documentation and Information. The Stockholder shall permit and hereby consents to and authorizes the Company to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company reasonably determines to be necessary in connection with the Merger Agreement and any of the Transactions, including a copy of this Agreement, the identity of the Stockholder and its ownership of Covered Shares and the nature of the Stockholder’s commitments and obligations under this Agreement. The Stockholder and its Affiliates shall reasonably cooperate with the Company, including providing such other information regarding the Stockholder and its Affiliates reasonably requested by the Company, in connection with the filings and notifications to be made with the SEC and other Governmental Authorities in connection with the Transactions.

4. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company as follows:

a. Due Authority. This Agreement has been duly executed and delivered by the Stockholder and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally.

b. No Conflict. The execution and delivery of, compliance with and performance of this Agreement by the Stockholder do not and will not (a) conflict with or result in a violation or breach of any applicable law or (b) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Stockholder is entitled, under any Contract binding upon the Stockholder, or to which any of its properties, rights or other assets are subject, except any such violation, breach, conflict, consent, default, termination, acceleration, cancellation or loss that would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit or impair in any material respect or materially delay the performance by the Stockholder of its obligations under this Agreement.

c. Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the performance by the Stockholder of its obligations under this Agreement, except (a) as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” laws, (b) the applicable rules and regulations of the SEC, Nasdaq or any applicable stock exchange, or (c) as would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit, impair in any material respect or materially delay the performance by the Stockholder of its obligations under this Agreement.

d. Ownership. The Stockholder is, as of the date hereof, the record and beneficial owner of the Owned Shares, all of which are free and clear of any liens. As of the date hereof, the Stockholder does not own, of record or beneficially, any other shares of capital stock of the Company, or other rights to acquire shares of capital stock of the Company, in each case other than the Owned Shares. The Stockholder has the sole right to dispose of the Owned Shares and none of the Owned Shares is subject to any pledge, disposition, transfer or other agreement, arrangement or restriction. As of the date hereof, the Stockholder has not entered into any agreement to Transfer any Owned Shares and no person has a right to acquire any of the Owned Shares held by the Stockholder.

e. Absence of Litigation.  As of the date hereof, there is no legal action pending against, or, to the knowledge of the Stockholder, threatened against the Stockholder that would reasonably be expected to prevent, or materially impair the ability of the Stockholder to perform its obligations under this Agreement.

5. Representations and Warranties of the Company. The Company hereby represents and warrants to the other and to the Stockholder as follows:

a. Due Authority. It is a legal entity duly organized, validly existing and in good standing under the laws of the State of Maryland. It has all requisite corporate power and authority and has taken all corporate action necessary (including approval by the Company Board (acting on the recommendation of the Company Special Committee) and the Company Special Committee) to execute, deliver, comply with and perform their respective obligations under this Agreement in accordance with the terms hereof, and no other organizational action by it or vote of holders of any class of the capital stock or other equity securities of it is necessary to approve and adopt this Agreement. This Agreement has been duly executed and delivered by it and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes its valid and binding agreement enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally.

b. No Conflict. The execution and delivery of, compliance with, and performance of this Agreement by it does not and will not, other than as provided in the Merger Agreement with respect to the Merger and the other Transactions, (a) conflict with or result in any violation or breach of any provision of its organizational documents, (b) conflict with or result in a violation or breach of any law applicable to it, or (c) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which it or any of its Subsidiaries are entitled, under any Contract binding upon it or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject, except in the case of clauses (b) and (c) above, any such violation, breach, conflict, consent, default, termination, acceleration, cancellation or loss that would not, individually or in the aggregate, reasonably be expected to restrict, prohibit or impair or materially delay the performance by it of its obligations under this Agreement.

c. Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person, is required by or with respect to it in connection with the execution and delivery of this Agreement or the performance by it of its obligations under this Agreement, except (a) as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” laws, (b) the applicable rules and regulations of the SEC, Nasdaq or any applicable stock exchange, or (c) as would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit, impair in any material respect or materially delay the performance by it of its obligations under this Agreement.

6. Non-Survival of Representations, Warranties and Covenants. Other than the covenants and agreements set forth in Sections 7 through 23, which shall survive the Merger Effective Time, the representations, warranties and covenants contained herein shall not survive the Merger Effective Time.

7. Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Company Common Stock,” “Owned Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

8. Further Assurances. The Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company may reasonably request to the extent necessary to effect the transactions contemplated by this Agreement.

9. Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received using one or a combination of the following methods: (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (iii) immediately upon delivery by hand; or (iv) on the date sent by email. In each case, the intended recipient is set forth below:

if to the Stockholder to:

[STOCKHOLDER NAME]

[Address]

[Email]

if to the Company (prior to the Merger Effective Time) to:

Chicago Atlantic Real Estate Finance, Inc.

1680 Michigan Avenue, Suite 700

Miami Beach, FL 33139

Attention: [●]

E-mail: [●]

with a copy (which will not constitute notice) to:

Nixon Peabody LLP

Tower 46, 55 West 46th Street,

New York, NY 10036-4120

Attention: Timothy D. Sini; Richard F. Langan, Jr.; Conrad R. Adkins

Email: tsini@nixonpeabody.com; rlangan@nixonpeabody.com; cadkins@nixonpeabody.com

10. Interpretation. Where a reference in this Agreement is made to a section or schedule, such reference shall be to a section of or schedule to this Agreement unless otherwise indicated. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation,” the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if,” any reference to a law shall include any rules and regulations promulgated thereunder, and any reference to any law in this Agreement shall mean such law as from time to time amended, modified or supplemented.

11. Entire Agreement. This Agreement (along with the documents referenced herein) collectively constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties hereto, with respect to the subject matter hereof.

12. No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

13. Governing Law; Waiver of Jury Trial. This Agreement is governed by and construed in accordance with the laws of the State of Maryland without giving effect to any choice or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause or permit the application of laws of any jurisdictions other than those of the State of Maryland. Each of the parties (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding arising out of or relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 9 or in such other manner as may be permitted by applicable law, but nothing in this Section 13 will affect the right of any party to serve legal process in any other manner permitted by applicable law, (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the courts of the State of Maryland and the United States District Court for the District of Maryland (the “Chosen Courts”) in the event that any dispute or controversy arises out of or relates to this Agreement, (c) irrevocably and unconditionally agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court, (d) agrees that any Legal Proceeding arising out of or relating to this Agreement will be brought, tried and determined only in the Chosen Courts, (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same, and (f) agrees that it will not bring any Legal Proceeding arising out of or relating to this Agreement in any court other than the Chosen Courts. Each of the parties agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND AGREES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) IT MAKES THIS WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

14. Assignment; Successors. Except in connection with a permitted Transfer pursuant to Section 3(a) or as otherwise provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

15. Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Agreement (including any party hereto failing to take such actions that are required of it hereunder in order to perform its obligations under this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (a) the parties hereto will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement or to enforce specifically the terms and provisions hereof, (b) the parties hereto will not assert that a remedy of monetary damages would provide an adequate remedy for such breach and (c) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, none of the Company or the Stockholder would have entered into this Agreement.

16. Non-Recourse. This Agreement may only be enforced against, and any Legal Proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney or other Representative of any party hereto or any of their successors or permitted assigns or any direct or indirect director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney, Representative, successor or permitted assign of any of the foregoing, shall have any liability to the Stockholder or the Company for any obligations or liabilities of any party under this Agreement or for any Legal Proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the transactions contemplated hereby or in respect of any written or oral representations made or alleged to be made in connection herewith.

17. Waiver of Appraisal and Dissenters’ Rights. The Stockholder hereby irrevocably and unconditionally agrees to waive or cause to be waived and not to assert any appraisal rights, any dissenters’ rights and any similar rights under Sections 3-201 through 3-213 of the Maryland General Corporation Law with respect to any Covered Shares, or any claim alleging breach of fiduciary duties of the directors or officers of the Company, with respect to the Merger and the Transactions.

18. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

19. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by electronic delivery, will be treated in all manners and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an electronic delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an electronic delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

20. Amendment; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance. No failure or delay on the part of a party in the exercise of any right or remedy hereunder shall impair such right or power or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right or power.

21. No Presumption Against Drafting Party. The Company and the Stockholder acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

22. Special Committee Approval. Notwithstanding any provision to the contrary, no amendment or waiver of any provision of this Agreement shall be made by the Company or the Company Board without first obtaining the approval of the Company Special Committee, and the Company Special Committee shall direct enforcement by the Company of any provisions of this Agreement against the Stockholder.

23. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties unless and until (a) the Company Board and the Company Special Committee have approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the charter or bylaws of the Company or any other similar organizational document of the Company, the Merger Agreement, the Support Agreements and the Transactions, including the Merger, (b) the Merger Agreement is executed by all parties thereto and (c) this Agreement is executed and delivered by all parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

CHICAGO ATLANTIC REAL ESTATE FINANCE, INC.

By:
Name:
Title:

STOCKHOLDER

Name:	[STOCKHOLDER NAME]

[Signature Page to Voting & Support Agreement]

Schedule A

Owned Shares

Stockholder	Company Owned Shares
[STOCKHOLDER NAME]	[________]